Document Security Systems Announces Management Realignment Strategy

New Management Realignment Strategy Implemented to Capitalize on Growth Opportunities

ROCHESTER, N.Y., February 22, 2016 — Document Security Systems, Inc. (NYSE MKT: DSS), (DSS), a leader in anti-counterfeiting and authentication solutions, has realigned the management oversight responsibilities of its senior executive team. The changes, which went into effect on February 16, 2016, are being implemented so there is greater senior executive focus on high growth areas of the business.

As a result of the realignment, Jeff Ronaldi, CEO of DSS will take on the primary leadership role over DSS’s Digital and Plastics divisions. Robert Bzdick will remain as Chief Executive Officer of DSS’s Packaging and Printed Products operation, and as President of DSS under the realignment. Mr. Bzdick remains a member of the Board of Directors of DSS.

“The Packaging and Printed Products division is the Company’s largest revenue division and continues to represent significant revenue and opportunity for DSS while the Digital Solutions and Plastics divisions, while currently smaller, offer strong future growth potential that will benefit from dedicated executive support”, said Jeff Ronaldi, CEO of DSS.

“The time was right to realign our management duties so each business segment gets the executive support it requires”, said Bzdick. “Packaging and Printed Products are very important revenue lines for DSS and are the core of our continuous anti-counterfeiting research and development efforts. Our Digital Solutions division and to a growing degree, our Plastics division, are focused on technology and its integration into the anti-counterfeiting and brand protection marketplace. By realigning executive oversight we can sharpen focus on our established businesses but also best position the company to expand its resources in its growth areas.”

Additionally, Mr. Garrett Brown will join the company as the Senior Director of Product Management for the Digital Group effective on March 17, 2016. His initial focus will be on enhancing the AuthentiGuard product offering. Mr. Brown has over twenty years of technology product management experience. His past product management experience includes UUNET, US Internetworking, Sprint, and Tachyon Systems.

About Document Security Systems, Inc.

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites.

DSS continually invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies through its subsidiary, DSS Technology Management, Inc.

For more information on the AuthentiGuard™ Suite, please visit www.authentiguard.com. For more information on DSS and its subsidiaries, please visit www.dsssecure.com.

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Document Security Systems, Inc.

(585) 325-3610

Email: ir@documentsecurity.com

Forward-Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, our ability to produce results from our management realignment, the outcomes of any of the Company’s litigation, any impairment, cost or other event resulting from court decisions regarding the Company’s litigation, and its ability to raise additional capital, as well as those risks and uncertainties disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and its Quarterly Reports on Form 10-Q, as previously filed with the Securities and Exchange Commission. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.